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                                                                      EXHIBIT 10


                       [AURORA ENERGY, LTD. LETTERHEAD]


James C. Czirr
6070 Baldy Mountain Road
Sandpoint, ID 83864

RE: Amendment to Business Consulting Agreement

Dear Mr. Czirr:

It is the intent of this letter that it be attached to, and become an addendum to and revision of the Business Consulting Agreement dated May 1, 1997 between Aurora Energy, Ltd. ("Aurora") and James C. Czirr ("Czirr")

Aurora and Czirr hereby agree that clause 3.3 (a) of the aforementioned agreement be revised as follows:

        The Company agrees to grant to CONSULTANT, upon execution of this Agreement, an option to purchase Sixteen Thousand (16,000) shares of the Company's common Stock, $.001 par value ("Common Stock") at an initial exercise price of Five Cents ($.05) per share, with a term of five (5) yours, pursuant to the terms of an Option Agreement in the form attached hereto as Exhibit "A".

Please sign below and return to Aurora if you agree to the above and it fairly represents your understanding of the amendment to the Business Consulting Agreement discussed and agreed on by the parties to the above-referenced agreement.

Sincerely,

/s/  William W. Deneau

William W. Deneau
President

The above letter is accepted and it is agreed to make it a part of the Business Consulting Agreement dated May 1, 1997 between Aurora Energy, Ltd. and James C. Czirr.

/s/   James C. Czirr           3/19/99
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James C. Czirr                 Date


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                                 James C. Czir
                            6070 Baldy Mountain Rd.
                              Sandpoint, ID 83864
                              Phone 208-263-6695
                               Fax 208-265-5585


Bill Deneau
Aurora Energy, LTD,
3766 N., U.S. 31 South
P.O. Box 961
Traverse City, Mich. 49685-0961

RE:   Agreement Adjustment      October 28, 1998

Bill;
        Recently I spoke with you regarding adjusting the agreement that I have with Aurora. Since that conversation I have reconsidered the proposal of decreasing the monthly shares for months passed to 1000 per month. I am authorizing you to waive any S-8 monthly share provisions for the first eighteen months of the agreement.

        Even though I can account for some time and expenses traveling to Traverse City on several occasions and representing Aurora at several investor meetings I am making this concession. You have my permission to add this letter as an addendum to our original agreement.


                                                        Make it a good day,

                                                        /s/  James C. Czirr
                                                        James C. Czirr

The above letter is accepted and it is agreed to make it part of the original consulting agreement Dated May 1, 1997 between Aurora Energy, LTD. and James C. Czirr

Aurora Energy, LTD

/s/  William Deneau             11-11-98
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William Deneau  President       Date